Exhibit 10.32

Form of Offtake Agreement

by and between

Alon USA, LP

and

Paramount Petroleum Corporation

dated

            , 2012

FORM OF OFFTAKE AGREEMENT

THIS OFFTAKE AGREEMENT (this “Agreement”), is made, entered into and effective as of             , 2012 (the “Effective Date”), by and between ALON USA, LP, a Texas limited partnership (“Seller”), and PARAMOUNT PETROLEUM CORPORATION, a Delaware corporation (“PPC”, and sometimes “Buyer”).

WITNESSETH

WHEREAS, Seller and PPC (collectively, the “Parties”, and each individually a “Party”) are desirous of entering into an agreement whereby Seller will sell and PPC will purchase all of Seller’s Products (as defined below) produced by the Refinery (as defined below); and

WHEREAS, Seller desires to sell to PPC and PPC desires to purchase from Seller the Products pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the premises, the terms and conditions hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1 DEFINED TERMS

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and ownership of 50% or more of the voting securities of another Person shall create a rebuttable presumption that such Person controls such other Person.

“Applicable Law” shall mean any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree (including, without limitation, any consent decree), permit, approval, license, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.

“Barrel” means 42 United States’ standard gallons at 60 degrees Fahrenheit.

“BPD” means Barrels per Day.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of Texas are authorized or obligated to close.

“CMAI” means Chemical Market Associates, Inc.

“Contract Year” means a period of 365 days (or 366 days in case the period includes a February 29) beginning on the Effective Date, and ending on each subsequent anniversary thereof during the effectiveness of this Agreement.

“cpg” means United States cents per Gallon.

“Day” means each period of twenty-four consecutive hours, beginning and ending at 12:00 am (midnight), Central Time.

“Gallon” means one standard United States gallon at 60 degrees Fahrenheit.

“Governmental Authority” means any federal, state, local, foreign government, any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

“Person” means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.

“Platt’s” means Platt’s Oilgram Price Report.

“Refinery” means the petroleum refinery of Seller located in Big Spring, Texas.

“Term” has the meaning set forth in Section 3.

Any other capitalized terms in this Agreement not otherwise defined above shall have the meaning as defined herein.

2 PURCHASE AND SALE

2.1 Products. Seller will sell and deliver to PPC, and PPC will purchase and receive from Seller, the products (the “Products”, and each individually a “Product”) set forth on Schedule 2.1 attached hereto and incorporated by reference.

2.2 Specifications. The specifications for the Products are as set forth in Schedule 2.1.

2.3 Volumes. The applicable volumes to be purchased and sold hereunder are as set forth in Schedule 2.1.

2.4 Ratable Liftings. Products will be delivered and lifted ratably throughout the applicable month as produced by the Refinery and based, to the extent practicable, upon the applicable Final Nomination (as defined in Section 2.6).

2.5 Delivery Points. Product will be delivered to the requested delivery points (each individually, a “Delivery Point” and collectively, the “Delivery Points”) identified on Schedule

2.1. In the event Seller is unable to load or deliver any Products at the specific Delivery Points designated by PPC, Seller shall provide PPC prompt notice thereof. Deliveries shall be as specified in Schedules 2.1.

2.6 Nominations. Upon the Effective Date of this Agreement and on each anniversary thereafter, Seller shall provide PPC with a good faith non-binding forecast of its monthly production estimates (the “Initial Nomination”) for each of the Products listed on Schedule 2.1 (stating volumes) for the following Contract Year. The estimates set out in Schedule 2.6 hereto shall be Seller’s annual estimates for the first Contract Year. On or before the twentieth Day of each calendar month, PPC shall provide Seller with monthly nominations by week for each Product for the following month stating volumes and Delivery Points (the “Final Nomination”); provided, however (i) PPC shall make best efforts such that the Final Nomination for each month shall not vary by more than plus or minus twenty-five percent (25%), either in the aggregate or with respect to any particular Delivery Point from the Initial Nomination for such month and (ii) the Final Nomination shall not reduce PPC’s commitment to purchase all of the Products produced by Seller at the Refinery during each Contract Year. Seller agrees to deliver the Products and PPC agrees to lift all of the Products produced by Seller at the Refinery and, to the extent practicable, in accordance with the Final Nomination for each month in which deliveries are scheduled.

2.7 Planned Maintenance. No later than the          day of each              during the Term, Seller will provide PPC with a 12 month rolling forecast of scheduled refinery downtime of the Refinery and Product availability to the nearest Day (“Maintenance Outage Days”).

2.8 Remedies. The Parties acknowledge that the remedies available to them at law or in equity for a breach of delivery or receipt may include “cover” and “resale” damages subject to and in accordance with the applicable provisions of the Uniform Commercial Code as adopted by the State of Texas.

3 TERM

The “Term” of this Agreement shall be from the Effective Date through the earlier of the date that is the twentieth anniversary of the Effective Date and the termination of this Agreement pursuant to Section 6.1.

4 PRICING/INVOICES/PAYMENT TERMS

4.1 Pricing. The prices for the Products are as set forth on Schedule 2.1. Prices shall be rounded to six (6) decimal places. For any Product having a contract term exceeding one (1) year, the Parties shall meet anytime after the expiration of six (6) months from the Effective Date to reexamine the price for such Product. If the Parties determine that the pricing formula set forth herein results in a price which is materially different than the then prevailing “market price” for such Product at one or more applicable Delivery Points, the Parties shall mutually agree on a new price for any such Product at any such Delivery Point, as appropriate. If the Parties cannot agree on a new pricing formula or if the Parties cannot agree that the pricing formula set forth herein results in a material difference when compared to the then prevailing “market price” for such Product at one or more applicable Delivery Points, then the Parties shall hire a mutually acceptable independent third party to determine the materiality of the difference and/or a prevailing market price formula based upon the factors set forth above. The Parties shall share equally the costs of the independent third party.

4.2 Replacement Publications. In the event that Platt’s or Argus ceases operation and/or publication of the relevant price or materially alters the method for calculating a price, the Parties agree to meet within ten (10) days to agree to a replacement publication for use hereunder.

4.3 Invoice Address. Until such times that the Parties use electronic data interchange (“EDI”), all invoices shall be transmitted to the following address:

Paramount Petroleum Corporation

12700 Park Central Drive,

Dallas, Texas 75251

Attention: [Product Accounting]

Facsimile: (972) [            ]

4.4 Invoices. Seller shall submit an invoice, together with such information as the Parties mutually agree is necessary to substantiate the invoice (collectively, the “Invoice”), to PPC for all Products delivered to PPC within [two (2)] Business Days after delivery or lifting and PPC agrees to pay Seller within [two (2)] Business Days of receipt of any such Invoice.

Each Invoice shall show the quantity, Product type and grade of Products nominated by PPC and delivered by the Seller at each relevant Delivery Point together with the prices applicable for these Products and quantities. Seller shall deliver each Invoice to PPC via facsimile or electronic transmission, unless otherwise agreed by the Parties. The Parties agree to work together in good faith to arrange for each Invoice to be sent via EDI.

5 MEASUREMENTS

Quantity of Product delivered shall be determined pursuant to the methods set forth in the General Terms and Conditions.

6 TERMINATION

6.1 Termination. This Agreement may be terminated:

A.	By either Party if the other Party declares an event of force majeure (as set forth in paragraph 9 of the General Terms and Conditions, attached hereto as Exhibit A) that occurs and continues for a period in excess of one-hundred twenty (120) consecutive Days; or

B.

By either Party if the other Party materially defaults in the observance or in the due and timely performance of any of the material covenants of such Party contained herein, and such default (other than payment default) shall continue unremedied fifteen (15) Business Days after the defaulting Party’s receipt of written notice of default (or, in the event such default cannot be remedied within fifteen (15) Business Days, the defaulting Party has not commenced remedying such default within fifteen (15) Business Days).

C.	By either Party in the event the other Party, (a) makes an assignment or any general arrangement for the benefit of creditors, (b) files a petition or otherwise commences, authorizes, or acquiesces in the commencing of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it, (c) otherwise becomes bankrupt or insolvent (however evidenced), or (d) has a receiver, provisional liquidator, conservator, custodian trustee or other similar official appointed with respect to it or substantially all of its assets.

D.	By either Party in accordance with paragraph 6 of the General Terms and Conditions attached hereto as Exhibit A.

Written notice of termination shall be given by the terminating Party to the other Party.

7 MISCELLANEOUS

7.1 Exhibits. The exhibits attached hereto, including without limitation the General Terms and Conditions as Exhibit A and incorporated herein by this reference, are made a part of this Agreement. In the event of conflict between the provisions of the main body of this Agreement and any of the exhibits hereto, the provisions of the main body of this Agreement shall prevail.

7.2 Notices. Any and all notices herein prescribed shall be in writing and transmitted by personal delivery, by U.S. Postal Service as overnight or certified mail, by a nationally recognized delivery service for same Day or overnight delivery or by facsimile to the respective parties as follow:

Alon USA, LP

12700 Park Central Drive,

Dallas, Texas 75251

Attn: General Counsel

Telephone: (972) [            ]

Facsimile: (972) [            ]

Paramount Petroleum Corporation

c/o Alon USA Energy, Inc.

12700 Park Central Drive,

Dallas, Texas 75251

Attention: VP – Asphalt

Telephone: (972) [            ]

Facsimile: (972) [            ]

Receipt of all notices shall be determined by date/time stamp on received, confirmed fax or receipt date on any other form of delivery.

7.3 Relationship of the Parties. It is not the purpose or intention of this Agreement to create (and it should not be construed as creating) a joint venture, partnership or any type of association, and the Parties are not authorized to act as an agent or principal for each other with respect to any matter related hereto.

7.4 Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties hereto.

7.5 Successors Bound; No Third-Party Beneficiaries. Subject to the provisions of paragraph 15 of Exhibit A hereof, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.6 Entire Agreement. This Agreement, the exhibits and the documents specifically referred to herein constitute the entire agreement, understanding, representations and warranties of the Parties hereto with respect to the subject matter hereof.

7.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the date first specified above.

PARAMOUNTPETROLEUM CORPORATION

By:
Name:
Title:

ALON USA, LP
BY: ALON USA GP, LLC, its general partner

By:
Name:
Title:

[Signature Page to Offtake Agreement]

Schedule 2.1

Products: Zero Pen Asphalt (“Zero Pen”), Flux Asphalt (“Flux”), and [            ].

Product	Grade	Specification	Volume Per Contract Year – BPD (+/-25%)
Zero Pen
Flux

*Specifications	shall be consistent with local Delivery Point requirements at the time of delivery.

Price: Prices for all products will be equal to the three (3) day average price for such Product, determined by reference to the value derived from the pricing formula set forth below for such Product on the day of delivery or lifting and for the two Business Days prior to the date of delivery or lifting.

Product	Pricing Basis and Formulation
Zero Pen	[Platt’s Cushing Average]
Flux

Delivery: [CPT PPC’s storage at the Delivery Point.]

Schedule 2.1 - 1

Schedule 2.6

Seller’s Good Faith Non-binding Forecast for Product Production

[To be provided]

Schedule 2.6 - 1

EXHIBIT A

GENERAL TERMS AND CONDITIONS

1. Definitions: Capitalized terms that are used herein and otherwise not defined shall have the meanings set forth in the main body of the Agreement (the “Main Document”). The following additional terms used in these General Terms and Conditions (these “General Conditions”) shall have the following meanings:

“API” shall mean the American Petroleum Institute.

“API/ASTM Standard” shall mean the API and ASTM standard references as such are in effect as of the date hereof. In the event such standards are revised or modified during the Term of this Agreement, the revised or modified standards shall apply if legally required, and if not, after such revisions or modifications have been evaluated and accepted by the Parties.

“ASTM” shall mean the American Society for Testing and Materials.

“CPT” shall mean Carriage Paid To as described in Incoterms.

“FOB” shall mean Free On Board as described in Incoterms.

“Incoterms” shall mean the 2000 edition of the trade terms published by the International Chamber of Commerce which shall apply to this Agreement to the extent that they do not conflict with the provisions of this Agreement.

“LIBOR” shall mean, as of any date of determination, the one-month London Interbank Offered Rate for U.S. dollars, determined at 11:00 a.m. London time, on the first Day of the calendar month in which the date of determination occurs (or, if the first Day of such calendar month is not a London Banking Day, the immediately preceding London Banking Day) offered by the National Westminster Bank or any successor thereto. For purposes of this definition, a “London Banking Day” is a Day on which dealings in deposits in U.S. dollars are transacted on the London interbank market.

2. Payment and Credit Terms: Payment and credit shall be made without discount, deduction, withholding, set-off or counterclaim in United States dollars by wire transfer of immediately available funds on or before the payment due date, as set forth in the Main Document, to the bank and account designated by Seller, against presentation to Buyer by Seller of a written invoice therefor together with other documents expressly specified for presentation for payment in the Main Document.

Seller shall have the right to assess finance charges at the LIBOR rate as reported in “The Wall Street Journal” for any month in which a balance is past due hereunder plus two percentage (2%) points against all past due amounts and all accrued but unpaid finance charges, but not to exceed the maximum finance charges permitted by law. Buyer shall pay all Seller’s costs (including attorneys’ fees and court costs) of collecting past due payments.

Exhibit A to Offtake Agreement

When the payment due date falls on a Saturday or on a weekday, other than Monday, which is not a banking Day in New York then any such payment shall be made on the nearest preceding New York banking Day. When the payment due date falls on a Sunday or a Monday which is not a banking Day in New York such payment shall be made on the next following banking Day.

3. Title and Risk of Loss: Title to, and all risk of loss of or damage to any Product delivered shall pass as follows: when by or into any vessel, at the flange between the vessel’s permanent hose connection and the shore line; when into any truck, tank car or pipeline, as the Product enters the receiving equipment, or, if received by a common carrier, when accepted by the carrier for shipment; when into storage (other than from vessels), as the Product enters the tank; and when by book or stock transfer, on the effective date of the transfer. It is expressly understood that the passage of title and risk of loss as set forth above is not conditioned on delivery or receipt of Bills of Lading.

4. Inspection and Measurement: API/ASTM Standards or the latest revisions thereof shall be complied with at all times. All volumes or quantities shall be adjusted per API/ASTM Standards. Metering systems shall conform to the API/ASTM Standards then in effect relative to meter calibration/accuracy.

Tank Truck/Cars: Quantities delivered into or out of tank trucks/cars shall be based on meters or shore tanks or scales located at or near the applicable Delivery Point.

Seller shall permit Buyer to review and copy relevant meter proving records and witness proving tests as requested. Samples of Product transferred hereunder shall be retained for ninety (90) Days.

5. Warranty: Seller warrants:

A.	That the Product conforms to the specifications set forth in the Main Document;

B.	That Seller has free and clear title to the Product manufactured and delivered under this Agreement; and

C.	That such Product shall be delivered free from lawful security interests, liens, taxes and encumbrances.

EXCEPT FOR THOSE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY NOR ANY AFFILIATE, AGENT OR REPRESENTATIVE THEREOF HAS MADE ANY OTHER REPRESENTATIONS, GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND THAT OF FITNESS (BOTH GENERALLY AND FOR A PARTICULAR PURPOSE), AS APPLICABLE. NOTWITHSTANDING ANY COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE (OR LACK THEREOF) INCONSISTENT HEREWITH, SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS, GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS OF THE PRODUCT FOR A PARTICULAR PURPOSE. IN NO EVENT, REGARDLESS OF NEGLIGENCE, SHALL EITHER PARTY BE LIABLE FOR PUNITIVE DAMAGES.

Exhibit A to Offtake Agreement

All warranties made under this Agreement shall survive acceptance of or payment for the Product by PPC.

6. Financial Responsibility: If either Party’s payments or deliveries to the other Party shall be in arrears, or the financial responsibility of either Party becomes impaired or unsatisfactory in the opinion of the other Party, advance cash payment or satisfactory security shall be given upon demand, and shipments may be withheld until such payment or security is received. If such payment or security is not received within two (2) Days from demand therefor, the Party demanding such payment or security may terminate this Agreement. In the event either Party becomes insolvent, makes an assignment or any general arrangement for the benefit of creditors or if there are instituted by or against either Party proceedings in bankruptcy or under any insolvency law or law for reorganization, receivership or dissolution, the other Party may withhold shipments or terminate this Agreement, to the extent provided by Applicable Law. The exercise by either Party of any right reserved under this paragraph 6 shall be without prejudice to any claim for damages or any other right under this Agreement or Applicable Law.

7. Taxes: Any and all taxes, fees or other charges imposed or assessed by a Governmental Authority, the taxable incident of which is the transfer of title or the delivery of the Product hereunder, or the receipt of payment therefor, regardless of the character, method of calculation or measure of the levy or assessment, shall be paid by the Party upon whom the tax, fee or charge is imposed by Applicable Law. Notwithstanding anything contained herein to the contrary neither Party shall be responsible for the income, franchise, ad valorem or similar taxes of the other Party and each Party agrees to defend, indemnify and hold the other Party harmless from and against any such tax asserted by any Governmental Authority to be due and payable by the other Party.

PPC shall provide to Seller all proper exemption certificates, prior to delivery, establishing that it is licensed to engage in tax free transactions with respect to the Product under all federal or state laws which may apply to this Agreement and the Product delivered hereunder.

PPC shall (a) upon receipt of Seller’s invoice pay or reimburse Seller for any such taxes, fees or charges Seller is required by Applicable Law to pay or (b) provide Seller upon demand with a valid exemption certificate.

8. Deliveries; Liftings: Deliveries shall be made within the delivery terminal’s usual business hours provided that reasonable advance written notice of each delivery has been given by PPC. Seller’s failure to deliver Product and PPC’s failure to lift Product, each in accordance with the terms and conditions of this Agreement for any reason other than those included in Section 6, Financial Responsibility, and Section 9, Force Majeure, shall constitute a default under this Agreement.

9. Force Majeure: In the event either Party is rendered unable, wholly or in part, to perform its obligations under this Agreement (other than to make payments due hereunder) for reasons beyond its reasonable control, including, without limitation, those due to: acts of God,

Exhibit A to Offtake Agreement

floods, fires, explosions, extreme heat or cold, earthquake or storm; transportation difficulties, strikes, lockouts or other similar industrial disturbances; wars, acts of terrorism or sabotage; accident or breakage of equipment, machinery, or transportation facilities; or failure of transporters to furnish transportation, failure of suppliers to furnish supplies; or any law, rules, order or action of any court or instrumentality of the federal or any state government; or for any other similar cause or causes beyond its reasonable control, it is agreed that on such Party’s giving notice in reasonable detail of such force majeure to the other Party, the obligations of the Party giving such notice shall be suspended from the date of receipt of such notice and for the continuance of any inability so caused, but for no longer period as may reasonably be required to, and such cause shall, so far as possible, be remedied with all reasonable dispatch; provided, however, that neither Party will be obligated to settle a strike or other labor disturbance in order to comply with such obligation. The term force majeure shall not apply to those events which merely make it more difficult or costly for Seller or PPC to perform their obligations hereunder in the ordinary course conduct of their respective operations. PPC and Seller further agree that at the conclusion of any force majeure event, neither PPC nor Seller shall have any obligation to each other with respect to any quantities of Product not delivered as a consequence of such force majeure event. No condition of force majeure shall operate to extend the Term of this Agreement.

10. Hazard Warning Responsibility: With the other documents required hereunder, Seller shall provide to PPC a Material Safety Data Sheet for each Product delivered hereunder. PPC acknowledges that there may be hazards associated with the loading, unloading, transporting, handling or use of the Product sold hereunder, which may require that warnings be communicated to or other precautionary action taken with all persons handling, coming into contact with, or in any way concerned with the Products sold hereunder.

11. Drawback: Seller reserves the right to claim, receive and retain drawbacks on imported duty-paid feedstocks used in the manufacture of Products which it delivers hereunder. PPC shall on request execute proofs of exportation, drawback claim forms and assignments in favor of Seller to enable Seller to establish its drawback rights under applicable regulations.

12. Limitation of Liability: IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. INDEMNITY: SELLER AND PPC MUTUALLY COVENANT TO AND SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD EACH OTHER AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, AGENTS AND CONTRACTORS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, SUITS, LOSSES (INCLUDING WITHOUT LIMITATION, COSTS OF DEFENSE, ATTORNEYS’ FEES, PENALTIES AND INTEREST), DAMAGES, CAUSES OF ACTION AND LIABILITY OF EVERY TYPE AND CHARACTER WITHOUT REGARD TO AMOUNT (TOGETHER, “LOSSES”) CAUSED BY, ARISING OUT OF OR RESULTING FROM THE ACTS OR OMISSIONS OF NEGLIGENCE OR WRONGDOING OF SUCH INDEMNIFYING PARTY, ITS OFFICERS, EMPLOYEES, CONTRACTORS OR AGENTS WITH RESPECT TO THE PURCHASE AND SALE OF

Exhibit A to Offtake Agreement

PRODUCTS HEREUNDER, EXCEPT TO THE EXTENT SUCH LOSSES ARE CAUSED BY, ARISE OUT OF OR RESULT FROM THE ACTS OR OMISSIONS OF NEGLIGENCE OR WRONGDOING OF THE INDEMNIFIED PARTY.

14. Change of Control: This Agreement shall terminate immediately upon a change of control of PPC or Seller. Seller shall provide PPC or PPC shall provide Seller, as applicable, with notice of any change of control of PPC or Seller at least ninety (90) days prior to the effective date thereof. For purposes of this Agreement, “change of control” shall mean the occurrence of any of the following events:

A.	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of PPC’s or Seller’s assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by Seller;

B.	the dissolution or liquidation of PPC or Seller;

C.	the consolidation or merger of PPC or Seller with or into another entity; and

D.	a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), other than Alon USA Energy, Inc., and its affiliates, being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding securities of PPC or Seller.

15. Waiver: The delay or failure of any Party to enforce any of its rights under this Agreement arising from any default or breach by the other Party shall not constitute a waiver of any such default, breach, or any of the Party’s rights relating thereto. No custom or practice which may arise between the Parties in the course of operating under this Agreement will be construed to waive any Parties’ rights to either ensure the other Party’s strict performance with the terms and conditions of this Agreement, or to exercise any rights granted to it as a result of any breach or default under this Agreement. Neither Party shall be deemed to have waived any right conferred by this Agreement or under any Applicable Law unless such waiver is set forth in a written document signed by the Party to be bound, and delivered to the other Party. No express waiver by either Party of any breach or default by the other Party shall be construed as a waiver of any future breaches or defaults by such other Party.

16. Assignment: The provisions of this entire Agreement shall be binding upon the respective successors and assigns of each of the Parties hereto. Neither Party may assign this Agreement to a third party without the prior consent of the other Party, which consent may not be unreasonably withheld, delayed, or conditioned; provided, however, that (i) without the consent of the other Party, either Party may assign its rights under this Agreement to its parent entity, subsidiary, or Affiliates, and (ii) without the consent of Buyer, Seller may make a collateral assignment of its rights under this Agreement to any of its institutional lenders. Buyer agrees to execute acknowledgements of such assignment(s) and collateral assignments in such forms as Seller or Seller’s institutional lender(s) may from time to time reasonably request. Any assigning Party shall continue to remain jointly and severally liable for all of its assignee’s obligations hereunder.

Exhibit A to Offtake Agreement

17. Section and Paragraph Headings: The section headings used in the Main Document and the paragraph headings used in these General Conditions are for convenience only and shall not limit or change the subject matter of this Agreement.

18. Audit: Each Party and its duly authorized representatives shall have access during customary business hours to the accounting records and other documents maintained by the other Party which relate to this Agreement and shall have the right to audit such records at any reasonable time or times within two (2) year after the delivery/receipt of Product provided for in this Agreement. However, a Party can only conduct one audit per year, and the same year cannot be reaudited.

19. Compliance with Laws: During the performance of this Agreement, each Party agrees to comply with all Applicable Laws.

20. Commissions and Gifts: No director, officer, employee or agent of either Party shall give or receive any commission, fee, rebate, gift or entertainment of significant value or cost in connection with this Agreement. Further, neither Party shall make any commission, fee, rebate, gift or entertainment of significant value or cost to any governmental official or employee in connection with this Agreement.

21. Choice of Law; Dispute Resolution: This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Texas, exclusive of its conflict of laws principles.

22. Jurisdiction; Consent to Service of Process; Waiver: Each of the Parties hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any Federal or state court in the State of Texas and solely in connection with such claims, if any, (i) irrevocably submits to the exclusive jurisdiction of such courts, (ii) waives any objection to laying venue in any such action or proceeding in such courts, (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it and (iv) agrees that service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 7.2 of the Agreement. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of Texas for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the Parties hereto. Each of the Parties hereto knowingly and intentionally, irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

23. Confidentiality: The terms of this Agreement and any financial, technical or other proprietary information furnished or disclosed to a Party hereunder shall not be disclosed or made available to any other person or entity without the prior written consent of the other Party other than as contemplated hereunder; provided that nothing herein shall limit the disclosure of

Exhibit A to Offtake Agreement

any such information (i) to the extent required by statute, rule, regulation (including any rule or regulation of, or agreement with, any self regulatory organization) or judicial, administrative or regulatory process, (ii) to counsel for PPC and Seller, (iii) to auditors or accountants, (iv) in connection with any litigation to which PPC or Seller is a party, (v) to an Affiliate of PPC or Seller, (vi) by Seller to a potential purchaser of the Refinery, excluding information related to pricing and product specifications and (vii) to the extent necessary or desirable to perform its obligations under this Agreement or the transactions contemplated hereby; provided, further, that unless specifically prohibited by applicable law or court order, each of PPC and Seller shall, prior to disclosure thereof, notify the other Party of any request for disclosure of any such non-public information (A) by any Governmental Authority or representative thereof or (B) pursuant to legal process. Notwithstanding the above restrictions, neither Party shall have any obligation in respect of any disclosure of confidential information which is, or becomes, generally known to the public without breach of the terms of this Agreement, or if any disclosure of confidential information is required by court order or by order of any governmental or administrative tribunal having jurisdiction over the Parties. The confidentiality obligations in this section shall survive termination of this Agreement for an additional 2 calendar years.

24. Rights and Remedies Cumulative: The rights and remedies of the Parties under this Agreement shall be cumulative and non-exclusive of any other rights or remedies which each such Party may have at law or in equity.

Exhibit A to Offtake Agreement